UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 16, 2007

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement.

On May 16, 2007, BreitBurn Operating L.P. (“BreitBurn Operating”), a wholly owned subsidiary of BreitBurn Energy Partners L.P. (the “Partnership”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Calumet Florida, L.L.C. (“Calumet”), pursuant to which BreitBurn Operating agreed to acquire certain oil properties from Calumet for a total purchase price of $100 million (the “Calumet Acquisition”).  The acquisition is subject to the receipt of certain approvals, as well as various other customary closing conditions.

Unit Purchase Agreement.

On May 16, 2007, the Partnership also entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Kayne Anderson Energy Development Company, GPS New Equity Fund L.P., GPS MLP Fund LP, Royal Bank of Canada, Lehman Brothers MLP Opportunity Fund L.P., ZLP Fund, L.P. and Structured Finance Americas, LLC (the “Purchasers”) to sell approximately $130 million of common units representing limited partner interests of the Partnership (the “Common Units”) in a private placement (the “Private Placement”). The negotiated purchase price for the Common Units is $32.00 per unit.  The Private Placement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

The Partnership intends to use the net proceeds from the Private Placement to fund the cash consideration for the Calumet Acquisition.  The remainder of the proceeds will be used to repay indebtedness under the Partnership’s existing credit facility.

The closing of the Private Placement is subject to certain conditions including (i) the closing of the Calumet Acquisition, (ii) the execution by the Partnership and the Purchasers of a registration rights agreement that will require the Partnership to file a shelf registration statement for the benefit of the Purchasers following closing, and (iii) that no Material Adverse Effect (as defined in the Unit Purchase Agreement) has occurred with respect to the Partnership.

Pursuant to the Unit Purchase Agreement, the Partnership agreed to indemnify the Purchasers and their respective officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein.  The Unit Purchase Agreement will terminate automatically if the closing of the Calumet Acquisition does not occur on or before June 15, 2007 or if the Asset Purchase Agreement is terminated.

The Common Units will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Common Units or any other securities of the Partnership.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC,
its general partner

Date: May 22, 2007	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer